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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.

     The Company's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:

                                                                 Percentage of
                                                              Outstanding Voting
Subsidiaries                                                    Securities Owned
------------                                                    ----------------
C.H. Robinson International, Inc.                                      100%
       (Minnesota)
       C.H. Robinson Venezuela, C.A.                                   100%
           (Venezuela)
C.H. Robinson de Mexico, S.A. de C.V.                                  100%
       (Mexico)
C.H. Robinson Company (Canada) Ltd.                                    100%
       (Ontario, Canada)
C.H. Robinson Company                                                  100%
       (Delaware)
       C.H. Robinson Company LP                                          1%
           (Minnesota)
       C.H. Robinson Company, Inc.                                     100%
           (Minnesota)
           CHR Aviation, LLC                                           100%
                 (Minnesota)
       Daystar-Robinson, Inc.                                          100%
           (Delaware)
       Fresh 1 Marketing, Inc.                                         100%
           (Minnesota)
       C.H. Robinson Worldwide-LTL, Inc                                100%
           (Minnesota)
Robinson Holding Company                                               100%
       (Minnesota)
       C.H. Robinson Company LP                                         99%
           (Minnesota)
Wagonmaster Transportation Co.                                         100%
       (Minnesota)
Robinson Europe, S.A.                                                  100%
       (France)
       Robinson Italia S.r.L                                            95%
           (Italy)
C.H. Robinson Poland Sp. Zo.o                                          100%
       (Poland)
Comexter Robinson S.A.                                                 100%
       (Argentina)
Comexter Trading Company                                               100%
       (Florida)
Comexter Cargo, Inc.                                                   100%
       (Florida)
Robinson Europe                                                        100%
       (France)
       C.H. Robinson (UK) Limited                                      100%
           (United Kingdom)
       Robinson France SARL                                            100%
           (France)
       Norminter Iberica                                                98%
           (Spain)
       E.G.C. SARL                                                     100%
           (France)
       T.E.A.                                                          100%
Payment & Logistics Services, Inc.                                     100%
       (Minnesota)
T-Chek Systems, Inc.                                                   100%
       (Minnesota)
Robinson Logistica Do Brasil Ltda.                                     100%
       (Brazil)